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Aspect Communications Corporation

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     On July 12, 2005, Aspect Communications Corporation (the “Company”) will use the following slides in web-based customer and employee presentations.

Aspect-Concerto 12 July 2005 Creating the world’s largest company solely focused on contact center solutions

Press Coverage Concerto Gains a New Aspect Concerto Gains a New Aspect Concerto to Buy Rival Aspect Amid Industry Consolidation Concerto buys Aspect for $1bn

Voice ACD Workforce Management Voice and data integration Voice, email, and Web front- and back-office integration Converged voice/ data network Mid 1980s 1980s Voice Only Mid 1990s 1990s Voice and Data 2005+ 2005+ Unified Communications VoIP Who is Aspect Communications?

Global provider of contact center solutions that enables its customers to better execute their collections, customer service and sales & telemarketing strategies A leader in products offering outbound dialing, unified contact center software and ACD functionality Concerto = Davox + Cellit ... January 2002 Concerto + Melita ... February 2004 Concerto + CenterForce ... April 2004 Concerto + Positive Software ... August 2004 Concerto + FirstPoint Contact ... September 2004 Who is Concerto Software?

Company Facts

	ASPECT	CONCERTO SOFTWARE
Revenues (2004)	$370M	$189M***
Employees	1300	1100
HQ Location	San Jose, CA	Westford, MA
President & CEO	Gary Barnett	James Foy
Ticker Symbol	ASPT	Privately Held
# CC Agent Licenses	700,000*	450,000
# Customer Interactions	75M daily**	50M daily**
Market Leadership	Workforce Management, Performance Analytics & ACD	Outbound Dialing, Unified Contact Center SW & ACD
Global Presence	32 Countries	46 Countries
Industry Experience	20+ years	30+ years

*Aspect also schedules and manages ~1 million agents with its eWFM product line

** Assumes each call center agent license is actually in use. Also assumes an average of approximately 110 customer interactions per agent per day.

*** Excludes pre-acquisition revenue from Rockwell FirstPoint Contact, Melita, Positive Software and Center Force Technologies

5

ASPECT

Strong Forces Shaping the Industry Why Aspect-Concerto? What can you expect from this new company? What are the next steps? Agenda

Contact Center Industry: Maturing Market Customer: Vendor Simplification Consumers: Never Satisfied Technology: Better Integrated Industry Forces

Uneven global growth; fewer small players Mass matters against best capitalized competitors Broader product and services portfolio; innovation matters Deep expertise and insight required Drive agent productivity Proactively optimize agent skill Integrated systems & media Single administration and analytics Enterprise integration Company Consolidation Distinguished Vendors Only Converged Contact Center Suite Workforce Optimization Suite Implications to the Contact Center

Compelling Rationale Responds to customer need for reduced complexity and increased capability Creates a clear leader with broad and deep product portfolio Expands global presence We can be where our customers need us Expands R&D capability Balance between advancing existing products and creating products for the future Continued philosophy of "investment protection" Why Aspect-Concerto?

CORPORATE CUSTOMER AGENT IT Our Customers at the Center of our Decision

To serve customers even better To grow faster than the market To better take advantage of industry shifts To create the largest vendor focused solely on contact center products and services Why Aspect-Concerto?

Our Commitment Protect your investments Evolve and support every major product line Aspect Call Center / ACD Uniphi Connect Contact Server / Enterprise Contact Server Customer Self-Service eWorkforce Management Performance Management (Analytics) Uniphi Suite Continue delivering the best services and support in the industry

How do Aspect-Concerto fit together? Similar corporate cultures Shared industry vision Complementary geographic structure Complementary product portfolios Small Mid-Market Enterprise Functionality / Agent Positions Inbound (Customer Service) Customer Self-Service Outbound (Collections, Sales & Mktg) Agent Scheduling, Managing & Optimizing

Analyst Projections

Analyst Projections

Analyst Projections

Analyst Projections

Focus on: Customer service Astute product innovation Thought leadership Customer-centric decisions on product and service roadmaps The best combined company workforce in the industry What can you expect from this new company?

What's Next? Anticipated close as soon as September '05 Conditions to close: ASPT shareholders SEC review Hart-Scott-Rodino review Business as usual during transition - companies to operate independently until close For customers Same account teams and support personnel Same product and service implementation plans For Aspect-Concerto Company integration planning Frequent communication on progress Via email and Web site Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com Questions? Send to info@aspect.com

Aspect will file a proxy statement and other documents regarding the proposed transaction described in this document with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASPECT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Aspect seeking their approval of the transaction. Investors and shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Aspect with the SEC at the SEC's Web site at www.sec.gov. In addition to the proxy statement, Aspect files annual, quarterly, and special reports, proxy statement and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Aspect free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and directly from Aspect by directing a request to Aspect Investor Relations at 408-325-2200. Aspect's directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Aspect shareholders in connection with the proposed transaction. Information about Aspect's directors and officers can be found in Aspect's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.